Exhibit 10.2

STOCKHOLDER VOTING AND SUPPORT AGREEMENT

This Stockholder Voting and Support Agreement (this “Agreement”) is made and entered into as of _____________, 2026, by and among Volato Group, Inc., a Delaware corporation (“Parent”) and the stockholders listed on Schedule A hereto (each, a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent, Volato Alignment Merger Sub, LLC (“Merger Sub”), and Alignment Engine Inc. (“Aligned”) have entered into that certain Agreement and Plan of Merger, dated as of August 25, 2026 (as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Aligned will merge with and into Merger Sub, with Merger Sub continuing as the surviving company and a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder is the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of such number and percentage of shares of Parent Common Stock as indicated opposite such Stockholder’s name on Schedule A;

WHEREAS, pursuant to the Merger Agreement, Parent is required to seek approval of the Merger Proposals from the stockholders of Parent; and

WHEREAS, as an inducement to the willingness of Aligned to enter into the Merger Agreement, Aligned has required that each Stockholder enter into this Agreement, pursuant to which each Stockholder has agreed, subject to the terms and conditions set forth herein, to vote all of such Stockholder’s Shares in favor of the Merger Proposals.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Certain Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(a) “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

(b) “Expiration Date” means the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the receipt of the Stockholder Approval and approval of the Merger Proposals, and (iii) the written agreement of Parent, Aligned and the applicable Stockholder to terminate this Agreement.

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(c) “Shares” means (i) all shares of Parent Common Stock owned, beneficially or of record, by such Stockholder as of the date hereof as set forth on Schedule A, and (ii) all additional shares of Parent Common Stock acquired by such Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date.

(d) “Transfer” or “Transferred” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge or hypothecation, or the grant, creation or sufferance of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security, including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law, or any right, title or interest therein, including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise, or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions. Each Stockholder covenants to Aligned and Parent as follows:

(a) During the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, the Stockholder shall not Transfer any of the Stockholder’s Shares, or publicly announce its intention to Transfer any of its Shares, including any Transfer by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise, whether voluntarily or involuntarily, or offer to Transfer, consent to any Transfer, or enter into any contract, option or other agreement or understanding with respect to the Transfer of any or all of such Stockholder’s Shares.

(b) Except as otherwise permitted by this Agreement or otherwise permitted or required by order of a court of competent jurisdiction or a Governmental Authority, such Stockholder will not commit any act that would restrict such Stockholder’s legal power, authority and right to vote all of the Shares held by such Stockholder or otherwise prevent or disable such Stockholder from performing any of its obligations under this Agreement, nor shall such Stockholder take any action or agree or commit to take any action that would make any representation or warranty of such Stockholder contained in this Agreement untrue or incorrect or have the effect of preventing or materially delaying such Stockholder from performing its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, such Stockholder shall not enter into any voting agreement with any person or entity with respect to any of such Stockholder’s Shares, grant any person or entity any proxy, whether revocable or irrevocable, or power of attorney with respect to any of the Shares, deposit any Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting such Stockholder’s legal power, authority or right to vote such Stockholder’s Shares in favor of the Merger Proposals.

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3. Agreement to Vote Shares. Each Stockholder covenants to Aligned and Parent as follows:

(a) Until the Expiration Date, at any meeting of the stockholders of Parent, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent with respect to the Merger Proposals, such Stockholder shall be present, in person or by proxy, and vote, or exercise its right to consent with respect to, all Shares held by such Stockholder:

(i) in favor of the Merger Proposals; and

(ii) in favor of an adjournment or postponement of any meeting of the stockholders of Parent, if necessary or advisable, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposals.

(b) If the Stockholder is the beneficial owner, but not the record holder, of Shares, the Stockholder agrees to take all actions necessary to cause the record holder and any nominees to be present (in person or by proxy) and vote all the Stockholder’s Shares in accordance with this Section 3.

(c) In the event of a stock split, stock dividend or distribution, or any change in the capital stock of Parent by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4. Action in Stockholder Capacity Only. Notwithstanding anything in this Agreement to the contrary, each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as a record holder and beneficial owner, as applicable, of its Shares and not in such Stockholder’s capacity as a director or officer of Parent, and this Agreement shall not limit or otherwise affect the actions or inactions of any Affiliate, representative or designee of such Stockholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of any other Person. Nothing herein shall limit or affect such Stockholder’s ability to act as a director or officer of Parent in taking any actions, or failing to take any actions, in such capacity if such action or failure to act would be inconsistent with the exercise of his or her fiduciary duties as a director or officer of Parent.

5. Irrevocable Proxy. Each Stockholder hereby revokes, or agrees to cause to be revoked, any proxies that such Stockholder has heretofore granted with respect to its Shares. In the event and to the extent that such Stockholder fails to vote the Shares in accordance with Section 3 at any applicable meeting of the stockholders of Parent or pursuant to any applicable written consent of the stockholders of Parent, such Stockholder shall be deemed to have irrevocably granted to, and appointed, Parent, and any individual designated in writing by Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution, for and in such Stockholder’s name, place and stead, to vote such Stockholder’s Shares in any action by written consent of Parent stockholders or at any meeting of Parent stockholders called with respect to any of the matters specified in, and in accordance and consistent with, Section 3 of this Agreement. Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. Except as otherwise provided for herein, each Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

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6. No Solicitation. From and after the date hereof until the earlier of the Closing and the termination of the Merger Agreement in accordance with its terms, each Stockholder will not, and will not permit any entity under such Stockholder’s control to, take any action that Parent is prohibited from taking pursuant to Section 5.03 of the Merger Agreement.

7. Documentation and Information. Each Stockholder shall permit and hereby authorizes Parent, Merger Sub and Aligned to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent, Merger Sub or Aligned reasonably determines to be necessary in connection with the Merger and the transactions contemplated by the Merger Agreement, a copy of this Agreement, such Stockholder’s identity and ownership of the Shares and the nature of such Stockholder’s commitments and obligations under this Agreement. Each of Merger Sub and Aligned is an intended third-party beneficiary of this Section 7.

8. No Exercise of Appraisal Rights; Waivers. Each Stockholder hereby irrevocably and unconditionally (a) waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights, if any, including any notice requirements related thereto, relating to the Merger that such Stockholder may have by virtue of, or with respect to, any Shares, and (b) agrees that such Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by such Stockholder, or the approval of the Merger Agreement by the Parent Board, breaches any fiduciary duty of the Parent Board or any member thereof; provided, that such Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against such Stockholder that relates solely to such Stockholder’s capacity as a director, officer or securityholder of Parent.

9. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Aligned and Parent as follows:

(a) (i) Such Stockholder is the beneficial or record owner of the shares of Parent Common Stock indicated opposite such Stockholder’s name on Schedule A, each of which shall be deemed to be “held” by such Stockholder for purposes of Section 3 unless otherwise expressly stated with respect to any shares on Schedule A, free and clear of any and all Encumbrances, except for any Encumbrance that may be imposed pursuant to this Agreement or any lock-up agreement entered into by and between such Stockholder, Parent and Aligned; and (ii) such Stockholder does not beneficially own any securities of Parent other than the shares of Parent Common Stock and rights to purchase shares of Parent Common Stock set forth on Schedule A.

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(b) With respect to any Stockholder that is an entity, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in those jurisdictions necessary to perform this Agreement.

(c) Except as otherwise provided in this Agreement, the Stockholder has full power, legal capacity and authority to (i) make, enter into and carry out the terms of this Agreement and (ii) vote all of its Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Authority). Without limiting the generality of the foregoing, the Stockholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of the Stockholder’s Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Stockholder’s Shares, deposited any of the Stockholder’s Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting the Stockholder’s legal power, authority or right to vote the Stockholder’s Shares on any matter contemplated by this Agreement.

(d) This Agreement has been duly and validly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions. The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract or if applicable any provision of an organizational document (including a certificate of incorporation) to or by which the Stockholder is a party or bound, or any applicable Law to which the Stockholder (or any of the Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not reasonably be expected to materially impair or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.

(e) The execution, delivery and performance of this Agreement by the Stockholder do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair the Stockholder’s ability to perform its obligations under this Agreement.

(f) The execution, delivery or performance of this Agreement by the Stockholder will not contravene, conflict with or result in (i) a violation of any of the provisions of the Stockholder’s organizational documents, (ii) any Law or any Order by which the Stockholder, or any of the assets owned or used by the Stockholder, is subject; (iii) a violation or breach of, or result in a default under, any provision of any contract to which the Stockholder is a party; or (iv) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Stockholder.

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(g) Such Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of such Stockholder’s own choosing. Such Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the transactions contemplated by the Merger Agreement. Such Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Parent, Merger Sub, Aligned or any of their respective agents or representatives with respect to the tax consequences of the Merger and the transactions contemplated by the Merger Agreement. Such Stockholder understands that such Stockholder, and not Parent, Merger Sub, Aligned or the Surviving Company, shall be responsible for such Stockholder’s tax liability that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement. Such Stockholder understands and acknowledges that Parent, Merger Sub and Aligned are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(h) With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

10. Termination. This Agreement shall terminate and shall cease to be of any further force or effect as of the Expiration Date; provided, however, that (i) Section 11 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any party hereto from any liability for fraud or for any material and willful breach of this Agreement prior to the Expiration Date.

11. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Aligned or Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.

12. Miscellaneous Provisions.

(a) Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by each of the parties hereto.

(b) Entire Agreement; Counterparts; Exchanges by Electronic Transmission. This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by electronic transmission in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(c) Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the federal or state courts located in New Castle County, Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 12(c), (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 12(h) of this Agreement and (vi) irrevocably and unconditionally waives the right to trial by jury.

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(d) Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, in whole or in part, whether by operation of law or otherwise, and any attempted or purported assignment or delegation of this Agreement or any of such rights or obligations by such party without the other parties’ prior written consent shall be void and of no effect. Any purported assignment of rights or delegation of performance obligations in violation of this Section 12(d) is void.

(e) No Third Party Rights. This Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder other than the parties hereto to the extent expressly set forth herein.

(f) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

(g) Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in New Castle County, Delaware, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the parties waives any bond, surety or other security that might be required of any other party with respect thereto. Each of the parties further agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

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(h) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery in the case of delivery by hand or (iii) on the date delivered in the place of delivery if sent by email, with a written or electronic confirmation of delivery, prior to 6 p.m. local time of the recipient, otherwise on the next succeeding Business Day, (A) if to Parent, to the address or electronic mail address provided in the Merger Agreement, including to the persons designated therein to receive copies; and/or (B) if to any Stockholder, to such Stockholder’s address or electronic mail address shown below such Stockholder’s signature to this Agreement or as available with Parent in its records.

(i) Confidentiality. Except to the extent required by applicable Law or regulation, each Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Parent has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that such Stockholder may disclose such information to its Affiliates, partners, members, stockholders, parents, subsidiaries, attorneys, accountants, consultants, trustees, beneficiaries and other representatives, provided that such persons are subject to confidentiality obligations at least as restrictive as those contained herein. Neither such Stockholder nor any of its Affiliates, other than Parent, whose actions shall be governed by the Merger Agreement, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of Aligned and Parent, except as may be required by applicable Law, in which circumstance such announcing party shall make reasonable efforts to consult with Aligned and Parent to the extent practicable. Aligned is an intended third-party beneficiary of this Section 12(i).

(j) Interpretation. When reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

VOLATO GROUP, INC.

By:
Name:	Matthew Liotta
Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER

Name of Stockholder: ___________________

By:
Name:
Title:
Address:

[Signature Page to Voting and Support Agreement]

Schedule A

Name of Stockholder	Number of Shares of Parent Common Stock (Currently Outstanding)	Number of Shares of Parent Common Stock (Fully Diluted Basis)	Percentage Ownership of Parent Common Stock (Currently Outstanding)	Percentage Ownership of Parent Common Stock (Fully Diluted Basis)
Liotta Family Office, LLC
Matt Liotta
Nicholas Cooper
Christopher Burger
Mike Nichols
Mark Heinen
Mike Prachar
David Allen
Total